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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                 JURISDICTION OF
SUBSIDIARY                                       INCORPORATION

MKS International, Inc.                          Massachusetts
MKS Instruments France S.A.                      France
MKS Instruments Canada Ltd.                      Canada
MKS Instruments, U.K. Limited                    United Kingdom
MKS East, Inc.                                   Massachusetts
MKS Japan, Inc.                                  Japan
Spectra International Japan Co. Ltd.             Japan
MKS Korea Co., Ltd.                              Korea
MKS FSC, Inc.                                    Barbados
D.I.P., Inc.                                     Ohio
Telvac Engineering Limited                       United Kingdom
Spectra Sensortech, Ltd.                         United Kingdom
Applied Science and Technology, Inc.             Delaware
MKS MSC, Inc.                                    Massachusetts
ASTeX CPI, Inc.                                  Massachusetts
ASTeX Plasmaquest, Inc.                          Texas
ASTeX Realty Corporation                         Massachusetts
Newton Engineering Services, Inc.                Massachusetts
Klee Corporation                                 Delaware
Shamrock Technology Corporation                  Delaware
ETO, Inc.                                        Nevada
MKS (Bermuda) Ltd.                               Bermuda
MKS Luxembourg S.A.R.L.                          Luxembourg
MKS Germany Holding GmbH                         Germany
MKS Instruments Deutschland GmbH                 Germany
ASTeX Sorbios GmbH                               Germany
ENI Technology, Inc.                             Delaware
MKS (Asia) Ltd.                                  Bermuda
MKS Hong Kong                                    Hong Kong
MKS China                                        China
ENI Taiwan Ltd.                                  Taiwan
M.K.S. Tenta Products Ltd.                       Israel
IPC Fab Automation GmbH                          Germany
US Branches of MKS Instruments, Inc.
MKS Taiwan                                       Taiwan
MKS Singapore                                    Singapore
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